Exhibit 10.4


                        RECKSON SERVICE INDUSTRIES, INC.
                              225 Broadhollow Road
                          Melville, New York 11747-0983

                                                     November 9, 1998

RFIA, LLC
1500 Broadway
Suite 10020
New York, New York 10036
Attn:    Martin Rabinowitz

                  Re:      Interoffice Superholdings

Gentlemen:

         Interoffice Superholdings Corporation, a Delaware corporation ("ISC"), is currently negotiating the terms and conditions of the Agreement and Plan of Merger (the "Merger Agreement") providing for, inter alia, the merger ("Merger") of Alliance Holding, Inc., a Delaware corporation and a wholly owned subsidiary of Alliance National Incorporated, a Nevada corporation ("Combined Alliance"), with and into ISC. On the effective date of the Merger, the stockholders of ISC will receive shares of Series C Preferred Stock of Combined Alliance and shall contribute such securities to the capital of Interoffice Superholdings LLC, a Delaware limited liability company ("Newco"), in exchange for units of Class A membership interests therein ("Class A Units") pursuant to the terms and conditions of Section 2 of the Limited Liability Company Agreement (the "Newco Agreement") by and among Newco and the members named therein. Capitalized terms used herein but not otherwise defined herein shall, unless the context otherwise requires, have the respective meanings set forth in the Newco Agreement.

         Pursuant to the terms and conditions of that certain Stockholders Agreement (the "Stockholders Agreement") dated as of December 29, 1997 by and among ISC, Reckson Management Group, Inc. ("RMG"), JAH I/O LLC and RFIA, LLC ("RFIA"), RMG loaned RFIA the principal amount of $2,228,217.94 as the Initial Acquisition Loan (as defined by the Stockholders Agreement).

         On or prior to the date hereof RMG has assigned all of its right, title and interest in, to and under the investment in ISC, the Stockholders Agreement and the Initial Acquisition Loan under the Stockholders Agreement to Reckson Service Industries, Inc., a Delaware corporation ("RSI") and you hereby confirm your consent to such assignment of the Initial Acquisition Loan.

         The parties hereto agree as follows:


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         1.       Purchase Price; Loan Option.

                  (a) Purchase Price. The net aggregate purchase price ("Purchase Price") to be paid hereunder as consideration for the RFIA Call Option (as hereinafter defined) and the transactions contemplated hereby is equal to THREE MILLION, FIVE HUNDRED THOUSAND and 00/100 ($3,500,000.00) DOLLARS. The Purchase Price shall be paid to you as follows: On the Closing Date, as defined below, RSI shall: (i) pay RFIA ONE MILLION and 00/100
($1,000,000) DOLLARS (the "Cash Portion") by wire transfer of immediately available funds to the bank account designated by RFIA; and (ii) apply the sum of TWO MILLION, FIVE HUNDRED THOUSAND and 00/100 ($2,500,000) DOLLARS (the "Loan Offset") to the payment of the indebtedness of RFIA to RSI or any of its affiliates, including without limitation, Reckson I/O Holdings, Inc., a Delaware corporation which is a member in Newco ("RSI Sub") under the Initial Acquisition Loan under the Stockholders Agreement and the Loan Option under the Stockholders Agreement which such application shall be done automatically on the Closing Date without any further action by, or any cost or expense of, any party. To the extent that the aggregate amount owed by RFIA to RSI or any of its affiliates, including without limitation RSI Sub, under such indebtedness on the Closing
Date is less than $2,500,000, then such excess shall be paid to RFIA on the Closing Date.

                  (b) Exercise of Loan Options. On the effective date of the Merger, for settlement immediately prior to the effective time of the Merger, RFIA shall exercise each of its Loan Options under the Stockholders Agreement for all, but not less than all, of the shares of common stock of ISC which RFIA has a right to purchase from RSI pursuant to Section 10(h) of the Stockholders Agreement. Included within the Loan Option is the purchase price for 11.875% of the 1,467.89 additional shares of common stock of ISC issued and sold on August 7, 1998 in connection with the acquisition of substantially all of the assets of Xebec Management Services, Inc. and XMS Greenhaven, Incorporated which own and operate an aggregate of six (6) executive office suites in the Sacramento, California area, in an aggregate amount equal to $999,880.44 ($5,730.00 per share) plus the additional amount of the purchase price in accordance with the terms and provisions of the Stockholders Agreement.

                  (c) Closing Date; Failure to Pay the Cash Portion. As used herein, the term "Closing Date" shall mean the later of February 1, 1999 or the effective date of the Merger. No interest shall accrue on the Initial Acquisition Loan or on the Loan Option from the period of the effective date of the Merger to February 1, 1998.

                  In the event that the Closing Date is after the effective date of the Merger and RSI fails to pay the Cash Portion to RFIA on the Closing Date after notice of default by RFIA and the failure to cure such default is not cured within five (5) business days after receipt of such notice, then RSI shall reduce the RFIA Loan Amount by $1,000,000 and RFIA shall have all other remedies provided at law or in equity with respect such breach and default including without limitation the right to receive the Cash Portion in addition to having received the benefit of the Loan Offset.


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         2. Capital Call Loan on the Effective Date of the Merger.

                  (a) REC Capital Call. In connection with the Merger, ISC will issue a Capital Call Notice for the contribution of cash to the capital of ISC under the terms and conditions of Section 10 of the Stockholders Agreement (the "REC Capital Call") for the purchase of specified assets of Reckson Executive Centers, Inc., a Delaware corporation and an affiliate of RSI ("REC"). The capital contributed to ISC by you for the REC Capital Call shall equal $890,625.00, less RFIA's pro rata share of any offset or credit of the Shareholder Contribution amount (as such term is defined by the Merger Agreement).

                  (b) Alliance Merger Capital Call. Under the terms and conditions of the Merger Agreement, the stockholders of ISC shall receive or be obligated to pay an amount equal to the Shareholder Contribution (as defined by the Merger Agreement). If the stockholders of ISC are obligated to pay the Shareholder Contribution, then such payment shall be made by ISC issuing a Capital Call Notice for the contribution of cash to the capital of ISC under the terms and conditions of Section 10 of the Stockholders Agreement (the "Alliance Merger Capital Call") in the amount of such obligation.

                  (c) Due Dates. Notwithstanding the terms and provisions of the Stockholders Agreement to the contrary, the closing of the REC Capital Call and the Alliance Merger Capital Call, if any, shall be immediately prior to the effective time of the Merger.

                  (d) ISC Stockholder Payments. The aggregate amount of all obligations of RFIA to (i) contribute cash to the capital of ISC and Newco (which includes RFIA's pro rata share of the REC Capital Call and RFIA's pro rata share of the Alliance Merger Capital Call, if any); (ii) pay RSI the aggregate purchase price due upon the exercise of the Loan Option; (iii) pay the principal amount of the Initial Acquisition Loan and the accrued and unpaid interest thereon; and (iv) pay any other cash amounts to the capital of ISC pursuant to any other Capital Call Notices for the contribution of cash to the capital of ISC issued by ISC on or prior to the effective date of the Merger, in all cases, as of the date such cash contributions are due and payable to ISC less the amount of the Purchase Price applied to the payment of the indebtedness of RFIA to RSI or any of its affiliates, including RSI Sub, as described in
Section 1(b); and (iv) pay any other amounts to ISC or RSI pursuant to the terms and provisions of the Stockholders Agreement, the Merger Agreement, the REC Capital Call or otherwise, is referred to herein as the "ISC Stockholder Payments".

                  (e) Loan to RFIA. Immediately prior to the effective time of the Merger, RSI shall lend you an amount equal to the ISC Stockholder Payments. The amount of such loan together with all increases of such amount pursuant to the loans made by RSI to RFIA in accordance with Section 6, less any payments of such amounts by RFIA to RSI, including without limitation, the amount of Newco distributions received in accordance with Section 2(h) is referred to herein as the "RFIA Loan Amount". The RFIA Loan Amount shall accrue interest at a rate equal to the Annual Cost of Funds (as defined below), compounded annually from the date of the applicable loan through and including the date the Maturity Date (as defined below); provided, that, if the RFIA Call Option is not exercised, then on the date that such call option expires the interest rate on the RFIA Loan Amount shall be reset to a rate equal to SIX PERCENT (6%), compounded annually without any action by the parties hereto and without any cost, fee or expense; provided, further, if the RFIA Put Option (as hereinafter defined) is not exercised, then on the date that such put option expires the interest rate on the RFIA Loan Amount shall be reset to a rate equal to the Annual Cost of Funds compounded annually without any action by the parties hereto and without any cost, fee or expense. The RFIA Loan Amount together with accrued and unpaid interest thereon shall be due and payable by RFIA on the date (the "Maturity Date") which is the earlier of: (i) the date the closing of the purchase and sale of Class A Units pursuant to the RFIA Call Option; (ii) the date the closing of the purchase and sale of Class A Units pursuant to the RFIA Put Option; (iii) the date of a Bankruptcy Event (as hereinafter defined); or: (iv) ten (10) years after the effective date of the Merger. As used herein, the term "Annual Cost of Funds" means TWELVE PERCENT (12%), compounded annually.

                  (f) Security Interest. All obligations of RFIA under the RFIA Loan Amount, the accrued interest thereon and any additional indebtedness incurred by RFIA to RSI under the terms and conditions of this Agreement shall be secured by a pledge by RFIA of one hundred percent (100%) of the Class A Units in Newco now and hereafter owned by RFIA. RFIA does hereby grant to RSI a security interest in one hundred percent (100%) of the Class A Units now and hereafter owned by RFIA and this instrument shall constitute a security agreement for purposes of the Uniform Commercial Code. RFIA shall execute and deliver financing statements (Form UCC-1) in favor of RSI and such other documents reasonably requested by RSI to evidence such pledge and security interest in such Class A Units. RFIA shall deliver any certificate or certificates representing the Class A Units to RSI and each such certificate shall be endorsed with a legend to the effect that such securities are subject to the Lien. RSI shall have all rights and remedies under the Uniform Commercial Code with respect to such collateral.

                  (g) No Personal Liability. There shall be no personal liability of RFIA (or its members, managers or employees) for any default in the payment of the RFIA Loan Amount or accrued interest thereon. RSI's sole recourse from any default shall be against the collateral held as security pursuant to
Section 2(f).

                  (h) Assignment of Distributions. RFIA hereby transfers, conveys and assigns to RSI all of RFIA's right, title and interest to the amount of any and all distributions receivable from Newco in the amount of the RFIA Loan Amount, and hereby irrevocably directs the Company to pay any such amounts to the order of RSI for the payment of such obligations: (i) first to the payment of accrued and unpaid interest; and (ii) then to the payment of the outstanding principal amount; provided, however, that there shall be deducted from such distributions to be paid to RSI an amount sufficient to pay the combined federal, state or local income tax liability of RFIA as a result of the allocation of taxable income to RFIA under the terms and provisions of the Newco Agreement (it being acknowledged and agreed that the state and local tax liability is a deduction against federal taxable income) computed at the highest marginal federal, state and local income tax rates assuming RFIA is an individual taxpayer, its allocable share of Newco income or gain is its only income or gain, and there are no losses, deductions or credits other than those allocated to RFIA by Newco offsetting such income or otherwise reducing such tax liability. Such amount shall be paid over to RFIA.

          3. RFIA Call  Option.  Subject  to the  limitations  set forth in this
Section 3, from and after the Closing Date, RSI shall have the right and option, but not the obligation (the "RFIA Call Option"), to purchase all, but not less than all, of the RFIA Beneficial Interest (as hereinafter defined) owned by RFIA as follows:

                  (a) Exercise Period. RSI shall have the RFIA Call Option with respect to all, but not less than all, of the RFIA Beneficial Interest owned by RFIA at any time during the period (the "Call Option Period"):

                  (i) commencing on the date that is the earlier of (1) the effective date of an initial public offering of the securities of Combined Alliance (an "IPO"), (2) the closing date of the sale of Combined Alliance whether by a merger, consolidation, recapitalization, sale of assets or securities or otherwise, (3) the date of the dissolution of Combined Alliance, (4) the date of the commencement of a case under the Bankruptcy Act, as amended (Title 11 of the United States Code), in which the debtor is either RFIA or any person with whom RFIA may be consolidated with in a case under the Bankruptcy Act (a "Bankruptcy Event"), (5) the date of any purported Transfer of Class A Units which would violate or conflict with Section 5 of the Newco Agreement or (6) thirty (30) months after the effective date of the Merger; and

                 (ii) ending on the date that is thirty-six (36) months after the effective date of the Merger.

                  (b) Manner of Exercise of the RFIA Call Option. The RFIA Call Option shall be exercised by RSI delivering to RFIA a notice to such effect which notice shall specify the date for the closing of the purchase and sale of the RFIA Beneficial Interest which date shall be not less than ten (10) nor more than fifteen (15) days after the date such notice is delivered to RFIA.

                  (c) Purchase Price. The aggregate purchase price at which the RFIA Beneficial Interest shall be purchased pursuant to the RFIA Call Option shall be the sum of: (i) SIX MILLION, SEVEN HUNDRED AND FIFTY THOUSAND and 00/100 ($6,750,000.00) DOLLARS; and (ii) the Additional Purchase Amount (as hereinafter defined).

                  (d) Closing of the RFIA Call Option. On the closing date specified in accordance with Section 3(b) at the offices of RSI: (i) RSI shall pay the aggregate purchase price of the RFIA Beneficial Interest to be purchased pursuant to the RFIA Call Option by wire transfer of immediately available funds; (ii) RFIA shall deliver to RSI the stock certificate or certificates or an assignment of such Class A Units or securities in form and substance reasonably acceptable to RSI free and clear of any Liens (but, if the RFIA Beneficial Interest is then Class A Units, then such Class A Units shall continue to be subject to the terms and provisions of the Newco Agreement); and
(iii) RFIA shall pay in full the RFIA Loan Amount and all accrued and unpaid interest thereon as of such closing date. RSI shall have the right to offset from the payment of the aggregate purchase price of the RFIA Beneficial Interest specified in Section 3(b) the aggregate RFIA Loan Amount and all accrued and unpaid interest thereon as of such closing date.

                    (e) Survival. The provisions of this Section 3 shall survive the termination, liquidation or dissolution of Newco.

          4.  RFIA Put  Option.  Subject  to the  limitations  set forth in this
Section 4, from and after the Closing Date, RFIA shall have the right and option, but not the obligation (the "RFIA Put Option"), to require RSI to purchase all, but not less than all, of the RFIA Beneficial Interest owned by RFIA as follows:

                  (a) Exercise Period. At any time during the period commencing on the date that is three years and one day after the effective date of the Merger and ending on the date that is six years after the effective date of the Merger, RFIA shall have the RFIA Put Option with respect to all, but not less than all, of the RFIA Beneficial Interest owned by RFIA.

                  (b) Termination of the RFIA Put Option. Notwithstanding the terms of this Agreement, the RFIA Put Option shall terminate on the earlier of the date that: (i) RSI sells all of its Class A Units in a bona fide transaction or all of its beneficial ownership of equity securities in Combined Alliance; provided that a notice of any such sale is delivered to RFIA at least fifteen
(15) business days prior to the closing of such purchase and sale (in the event such sale is not consummated the RFIA Put Option shall continue) and provided, further, that if RFIA has exercised its Tag-Along Rights under the Newco Agreement with respect to such sale of Class A Units by RSI, then the Class A Units of RFIA subject to the exercise of such Tag-Along Right are purchased and sold on the date that RSI sells its Class A Units in such transaction; or (ii) the date of the closing of the RFIA Call Option.

                  (c) Manner of Exercise of the RFIA Put Option. The RFIA Put Option shall be exercised by RFIA delivering to RSI a notice to such effect which notice shall specify the date for the closing of the purchase and sale of the RFIA Beneficial Interest, which date shall be not less than sixty (60) days after the date such notice is delivered to RSI, nor more than the later of (x) ten (10) days after the date of the Fair Value of the RFIA Beneficial Interest is determined in accordance with Section 4(g) or (y) sixty (60) days after the date such notice is delivered to RSI.

                  (d) Purchase Price. The aggregate purchase price at which the RFIA Beneficial Interest shall be purchased pursuant to the RFIA Put Option shall be the sum of: (i) the Fair Value of the RFIA Beneficial Interest owned by RFIA on the effective date of the Merger determined as set forth below; and (ii) the Additional Purchase Amount for all RFIA Beneficial Interest purchased by RFIA pursuant to Section 6.

                  (e) Closing of the RFIA Put Option. On the closing date specified in accordance with Section 4(c) at the offices of RSI: (i) RSI shall pay the aggregate purchase price of the RFIA Beneficial Interest to be purchased pursuant to the RFIA Put Option by wire transfer of immediately available funds;
(ii) RFIA shall deliver to RSI the stock certificate or certificates or an assignment of the RFIA Beneficial Interest to be purchased in accordance with the RFIA Put Option in form and substance reasonably acceptable to RSI free and clear of any Liens (but if the RFIA Beneficial Interest is then Class A Units, such Class A Units shall continue to be subject to the terms and provisions of the Newco Agreement); and (iii) RFIA shall pay in full the RFIA Loan Amount and all accrued and unpaid interest thereon as of such closing date. RSI and RFIA shall each have the right to offset from the payment of the aggregate purchase price of the RFIA Beneficial Interest specified in Section 4(c) the aggregate RFIA Loan Amount and all accrued and unpaid interest thereon as of such closing date.

                  (f)      Company Value. Means

                  (i) the fair market value of Combined Alliance as a going concern determined by the mutual agreement of the parties hereto within five (5) business days after the notice described in Section 4(c) is received by RSI or

                  (ii) if there is no mutual agreement as to the fair market value of Combined Alliance as a going concern within such five (5) business day period, then

                                    (1) if the date of determination is prior to
                  the date that the common stock of Combined Alliance is listed on a national stock exchange or traded in the over-the-counter markets with at least two market makers, then the fair market value of Combined Alliance as a going concern shall be determined by the mutual agreement of an investment banker, accounting firm or appraiser listed on Schedule I hereto
                  (each, an "Appraiser") selected by RSI and an Appraiser selected by RFIA. Each such Appraiser shall be selected within five (5) business days after the date that the notice described in Section 4(c) is received by RSI. If a party fails to so select an Appraiser, the Appraiser selected by such party shall be deemed to be the first Appraiser in order of appearance on Schedule I which was not selected by the other party. If such Appraisers do not mutually agree on such value within thirty (30) days (the "Appraiser Period"), then RSI and RFIA shall enter into good faith negotiations to mutually determine such value; provided, however, if the difference between such values is equal to ten (10%) percent or less of the lesser of such values, then the fair market value of Combined Alliance as a going concern shall be the average of such values. If the difference between such values is greater than 10% of the lesser of such values and the parties do not mutually agree on such value within fifteen (15) days after the Appraiser Period, then within five (5) business days the Appraiser selected by RSI and the Appraiser selected by RFIA shall select a third Appraiser. If such Appraisers do not mutually agree on the selection of such third Appraiser within such five (5) business day period, then the third Appraiser shall be the first Appraiser in order of appearance on
                  Schedule I which has not been selected by RSI or RFIA. Within twenty (20) days after the selection (or deemed selection) of such third Appraiser, such third Appraiser shall select one of the two valuations by the Appraisers selected (or deemed to be selected) by RSI and RFIA and the value of the equity interests of Combined Alliance attributable to RFIA shall equal such selected value.

                  It is acknowledged and agreed that the procedures described above are to determine the specified valuation with administrative efficiency and expediency. Accordingly, no party hereto shall have a right, and no Appraiser shall be required to, or shall, hold any hearing, presentation or other advocacy proceeding with respect to the preparation of such valuation and the determination of such value in accordance with the terms hereof shall be final and binding on the parties hereto. Each of RSI and RFIA shall pay all fees and disbursement of the Appraiser selected by such party. The fees and disbursement of the third Appraiser shall be paid equally by RSI and RFIA.

                           (2) if the date of  determination is on or subsequent
                  to the date that the common stock of Combined Alliance is listed on a national stock exchange or traded in the over-the-counter markets with at least two market makers, the fair market valuation of Combined Alliance as a going concern shall equal the average of the closing bid and ask prices of the publicly traded common stock for the ten (10) business days immediate preceding the date of such determination multiplied by the number of shares of common stock issued and outstanding at the time of determination.

                  (iii) The parties hereto will deliver all financial information reasonably requested by any Appraiser for the purpose of determining the "Company Value" hereunder and take such other actions reasonably requested by any such Appraiser for such purpose.

                  (g)      Fair Value.

                  (i) if the RFIA Beneficial Interest is represented by the Class A Units in Newco, then the "Fair Value" shall equal (x) the Company Value plus or minus the Net Asset Value, if any, plus or minus the Employee Option Value Adjustment, if any, (y) multiplied by the A Percentage Interest of RFIA at the time of determination as such percentage interest is adjusted by the Employee Option Ownership Adjustment, if any, and as such percentage interest is reduced by the A Percentage Interest represented by all of the Class A Units purchased by RFIA after the Effective Date and/or the Class A Units Transferred by RFIA after the Effective Date.

                  (ii) if the RFIA Beneficial Interests is represented by securities distributed to RFIA in accordance with Section 20 of the Newco Agreement, then the "Fair Value" shall equal (x) the Company Value (y) multiplied by a fraction, (x) the numerator of which is the number of Common Stock Equivalents held by RFIA on the date of determination which were distributed to RFIA in accordance with Section 20 of the Newco Agreement on account of the Class A Units held by RFIA on the Effective Date (that is, excluding the Common Stock Equivalents represented by the Class A Units purchased by RFIA after the Effective Date and any of the Class A Units held on the Effective Date Transferred by RFIA) and (y) the denominator of which is the Fully Diluted Capitalization at the time of determination.

                  (h) Deposit of Put Purchase Price. If the Company Value used in determining the Fair Value of the RFIA Beneficial Interest was determined in accordance with Section 4(f)(ii)(1), RSI shall pay ninety (90%) percent of the Fair Value of the RFIA Beneficial Interest calculated on the basis of the Company Value proposed by the Appraiser selected by RSI pursuant to Section 4(f) within five (5) business days after the date such value is proposed to an escrow agent selected by RSI and approved by RFIA, which approval shall not be unreasonably withheld, delayed or conditioned. Within such five (5) business day period, RFIA shall deposit with such escrow agent the stock certificate or certificates or an assignment of the RFIA beneficial to be purchased pursuant to the RFIA Put Option. Such escrow agent shall hold such payment, the stock certificate or certificates and assignment pursuant to the terms and conditions of an escrow agreement proposed by RSI and approved by RFIA, which approval shall not be unreasonably withheld, delayed or conditioned, it being acknowledged and agreed that such escrow agreement shall provide at a minimum the exculpation and indemnification of the escrow agent, the application of the deposit by RSI to the principal and accrued and unpaid interest of the RFIA Loan Amount, the payment of all distributions paid on the account of the RFIA beneficial interest to RFIA promptly upon the receipt thereof, the payment of all dividends and interest accruing on the amount of cash deposited by RSI which is not used to pay the principal balance and accrued and unpaid interest on the RFIA Loan Amount to RFIA promptly upon the receipt thereof and the release of all other escrowed documents and funds to RSI and to RFIA on the closing date of the purchase and sale of the RFIA beneficial interest pursuant to the RFIA Put Option.

                  (i) Termination Date. The provisions of this Section 4 shall survive the termination, liquidation or dissolution of Newco.

          5. Transfer Restrictions.

                    (a) The RFIA Call Option and the obligation to repay the RFIA Loan Amount and the security interest on the RFIA Beneficial Interest granted hereunder are a Lien on the RFIA Beneficial Interest held by RFIA. Any transferee or assignee of such RFIA Beneficial Interest and any successor to RFIA shall own and hold such RFIA Beneficial Interest subject to the terms and conditions of the RFIA Call Option. RFIA shall not effect any Transfer of Interests of any RFIA Beneficial Interest or owned or held by RFIA other than a Transfer of Interest by gift, distribution, will or the laws of descent and distribution to any Family Group Member of RFIA at any time prior to the expiration or termination of the RFIA Call Option without the prior written consent of RSI, which consent may be withheld for any reason or no reason. As used herein, the term "Family Group Member" shall mean Martin J. Rabinowitz;
(ii) the parents grandparents, brothers, sisters, spouse and descendants (whether natural or adopted) of the person described in clause (i) above; (iii) any spouse or descendant of any person described in clauses (i) and (ii) above;
(iv) any trust created solely for the benefit of one or more of any persons described in clauses (i) through (iii) above; (v) any executor or administrator for any of the persons described in clauses (i) through (iv) above; (vi) any partnership solely of persons described in clauses (i) through (v) above; and
(vii) any corporate foundation created by any of the persons described in clauses (i) through (v) above for charitable purposes.

                  (b) The restrictions on a Transfer of Interest herein have been purchased for good and valuable consideration hereunder and are for the benefit of RSI and its successors and assigns. The provisions of this Section are in addition to, and not superseded by, the right to effect a Transfer of Interest of Class A Units pursuant to the Newco Agreement.

          6. Exercise of Preemptive Rights. RFIA shall purchase all Additional Shares it has a right to purchase under the terms and conditions of the Newco Agreement as directed by RSI by a notice to RFIA provided that on or prior to the Subscription Due Date RSI shall loan RFIA an amount equal to the aggregate purchase price of such Additional Shares to be paid by RFIA to Newco. The principal amount of each loan made under this Section 6 shall increase the RFIA Loan Amount and be non-recourse loans that bear interest, have the maturity date and be subject to the other terms and conditions of the loan described in
Section 2. The principal amount of each loan made under this Section 6 and the accrued interest thereon is referred to herein, collectively, as the "Additional Purchase Amount". RFIA shall not have any obligation to purchase any Additional Shares to the extent that it will not receive the amount of cash needed to fund such purchase pursuant to the loan described in this Section 6.

          7. Proxy. Simultaneously with the execution and deliver of this Agreement, RFIA shall deliver to RSI its irrevocable proxy in the form attached hereto as Exhibit A approving the proposed Merger, the execution, delivery and performance by ISC and Newco of the terms and conditions of the Merger Agreement and all agreements, documents and instruments related thereto which such entity is a party thereto.

          8. Newco Agreement.

                  (a) Simultaneously with the execution and deliver of this Agreement, RFIA shall deliver to RSI a duly authorized and executed counterpart of the Newco Agreement. RSI hereby grants RFIA a Tag-Along Right with respect to the membership interest owned by RFIA in Reckson Office Centers LLC, a Delaware limited liability company, owned by RSI through any of its subsidiaries and the beneficial ownership of RSI in the Series C Preferred Stock of Combined Alliance owned by Reckson Office Centers to the full extent, and subject to the same terms, conditions and limitations, provided under Section 7 of the Newco Agreement as if such membership interest in Reckson Office Centers or such beneficial interest in the Series C Preferred Stock were Class A Units in Newco.

                  (b) RSI acknowledges a duty of loyalty to Newco during the period of time that RSI (or any of its affiliates) is the Manager of Newco or has the right to designate the Manager in Newco for actions taken on behalf of Newco; provided such duty of loyalty shall not apply to actions (including votes) taken by RSI in furtherance of RSI's and/or its affiliates' rights (as opposed to Newco's rights) under the Newco Agreement, CA Agreement, Merger Agreement, Intercompany Agreement, Product Agreements and any similar agreements which may be entered into from time to time.

                  (c) RSI shall not cause Newco to incur any indebtedness, recapitalize the Class A Units, change the tax allocations as provided in
Section 19 of the Newco Agreement or pay any salary or wages to any Manager without the prior consent of RFIA which consent shall not be unreasonably withheld, delayed or conditioned. RSI shall not cause Newco to conduct any business activity not related to its business purposes described in Section 1(b) of the Newco Agreement without the prior consent of RFIA which consent may be withheld for any reason or no reason.

          9. Legal Opinion. Counsel to RFIA shall deliver to Herrick, Feinstein LLP, counsel for ISC, the legal opinions reasonably requested by Herrick, Feinstein LLP with respect to the due authorization of the Merger by RFIA for the purposes of Herrick, Feinstein LLP delivering its legal opinion pursuant to the terms and conditions of the Merger Agreement.

          10. Obligations Contingent Upon the Merger. If the effective date of the Merger is not on or prior to the Outside Date, then neither this Agreement nor any document or instrument delivered pursuant to this Agreement shall be effective and no party hereto shall have any liability or obligation to the other party hereto arising from or in connection with this Agreement.

         11. RFIA Beneficial Interest. As used herein, the term "RFIA Beneficial Interest" shall mean the Class A Units held by RFIA on the Effective Date and the Class A Units purchased by RFIA in accordance with Section 6 or other successor membership interest in Newco during the Term of Newco and, after the Term, shall mean the securities issued by Combined Alliance owned by Newco distributed by Newco to RFIA in connection with the liquidation and termination of Newco with respect to the Class A Units held by RFIA on the Effective Date and the Class A Units purchased by RFIA in accordance with Section 6. For avoidance of doubt, the right to purchase or sell RFIA Beneficial Interest pursuant to the RFIA Call Option and the RFIA Put Option includes the right to purchase or sell the securities issued by Combined Alliance owned by Newco and distributed by Newco to RFIA attributable to the Class A Units held by RFIA on the Effective Date and the Class A Units purchased by RFIA in accordance with
Section 6 (or other successor membership interest in Newco) in connection with the liquidation and termination of Newco or otherwise. In the event that the RFIA Beneficial Interest is represented by an certificated equity interest (e.g., a stock certificate), then RFIA shall endorse each such certificate with a legend stating that "the equity interests represented by this certificate are subject to a call option of Reckson Service Industries, Inc. pursuant to the terms and conditions of that certain letter agreement between such person and RFIA, LLC dated as of November __, 1998 and any assignee or transferee takes such equity interests subject to the terms and provisions of such call option. A copy of such agreement is available without charge upon request to Reckson Service Industries, Inc., 225 Broadhollow Road, Melville, New York 11747-0983,
ATTN: Secretary.

         12.      Effect of the Hart Scott Rodino Act.

                  (a) Applicability. Each party hereto acknowledges and agrees that the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") may be applicable to the purchase and sale of the RFIA Beneficial Interest as contemplated by this Agreement.

                  (b) Covenant to File all Necessary Documents. Each party hereto covenants and agrees that if and when the HSR Act is applicable to a the purchase and sale of the RFIA Beneficial Interest, it will use its commercially reasonable efforts to: (i) promptly and timely file the Notification and Report Form For Certain Mergers and Acquisition as required under the HSR Act; (ii) request early termination of the waiting period under the HSR Act; (iii) take all other actions necessary or desirable to obtain a termination of the waiting period under the HSR Act; (iv) provide a copy, subject to an appropriate agreement regarding confidentiality, of all documents submitted in connection with the HSR Act; and (v) coordinate and consult with each other party with respect to such filing. RSI shall pay the HSR Act filing fee.

                  (c) Amendment of Timing Periods. If the HSR Act is applicable to the purchase and sale of the RFIA Beneficial Interest, the specified period of time provided herein for the closing of such transaction shall be extended for the waiting period of the HSR Act.

         13. Notices. All notices given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or overnight air courier guaranteeing next business day delivery: (i) if to RSI, then to Reckson Service Industries, Inc., 225 Broadhollow Road, Melville, New York 11747,
Attention: Scott Rechler, Daniel DiSano and Jason Barnett, Esq. fax: (516) 719-7405 with a copy to Herrick, Feinstein LLP, 2 Park Avenue, New York, NY 10016, attention: Richard M. Morris, Esq., fax: (212) 889-7577; and (ii) to RFIA, then to RFIA, LLC c/o Martin Rabinowitz, 1500 Broadway, Suite 10020, New York, New York 10036, fax: (212) 220-9949 with a copy to Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022-4441, attention Eric Woldenberg, Esq., fax: (212) 326-0806; or (iii) as the party hereto shall designate to the other party hereto by a notice. Except as otherwise provided in this Agreement, each such notice shall be deemed given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

         14. Amendment and Modification. No change or modification of this Agreement shall be valid, binding or enforceable as a party hereto unless the same shall be in writing and signed by such party.

         15. Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         16. Entire Agreement; Non-Waiver. This Agreement supersedes and terminates all prior agreements between any of the parties hereto with respect to the subject matter contained herein and supplements the terms and provisions of the Newco Agreement with respect to the parties hereto. To the extent there is any conflict with respect to the express terms of this Agreement and the Newco Agreement, the terms of each agreement shall be interpreted in a manner consistent with this Agreement and to implement the intention of the parties hereto under this Agreement. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by any party of any right hereunder or of any failure to perform or breach hereof by any other party constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by the same or any other party, whether of a similar or dissimilar nature thereof.

         17. Specific Performance and Injunctive Relief. The parties recognize and acknowledge that in the event of a breach or default by one or more of the parties hereto of the terms and conditions of Sections 3, 4 6 or 8 of this Agreement, the damages to the other party to this Agreement, may be impossible to ascertain and such parties will not have an adequate remedy at law. In the event of any such breach or default in the performance of such terms and provisions of this Agreement, any party aggrieved thereby shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to enforce the specific performance of such terms and conditions of this Agreement, to enjoin further violations of the provisions of this Agreement and/or to obtain damages. Such remedies shall however be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or at law. Each party hereto hereby waives any requirement for security or the posting of any bond or other surety and proof of damages in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief and, unless the breach is with respect to the payment of money by RSI to RFIA further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         18. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and all disbursements in addition to any other available remedy.

         19. Severability. If any provision of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to the other parties or circumstances shall not be e affected thereby and shall be enforced to the greatest extent permitted by applicable law.

         20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York governing agreements made wholly within the State of New York.

         21.      Miscellaneous.

                  (a) Section headings are for convenience of reference only and shall not be used to construe the meaning of any provision of this Agreement.

                  (b) This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one agreement.

                  (c) Any word or term used in this Agreement in any form shall be masculine, feminine, neuter, singular or plural, as proper reading requires. The words "herein", "hereof", "hereby" or "hereto" shall refer to this Agreement unless otherwise expressly provided. Any reference herein to a Section or any exhibit or schedule shall be a reference to a Section of, and an exhibit or schedule to, this Agreement unless the context otherwise requires. Any reference herein to a "business day" shall mean a day in which the New York branch of the Federal Reserve Bank is open for business during its normal hours of operation.

         If you agree to the terms of this letter (this "Agreement"), kindly execute a counterpart of this Agreement and return it to the undersigned.

                                              Sincerely,

                                              RECKSON SERVICE INDUSTRIES, INC.

                                              By:  /s/ Scott Rechler
                                                  ____________________________
                                                   Name:
                                                   Title:

ACCEPTED AND AGREED
as of the date first written above

RFIA, LLC

By:   /s/ Martin J. Rabinowitz
      _____________________________
      Name:

      Title:

                                   SCHEDULE I

                               List of Appraisers

1.       Morgan Stanley Dean Witter Inc.

2.       Bear, Stearns & Co. Inc.

3.       BancAmerica ROBERTSON STEPHENS

4.       Goldman Sachs & Co.

5.       BT Alex Brown Incorporated

6.       Donaldson, Lufkin & Jenrette Securities Corporation

7.       Salomon Smith Barney

8.       Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &
         Smith Incorporated

9.       Lazard  Freres & Co. LLC

[End of List]